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                                                                    Exhibit 23.6


                     CONSENT OF SALOMON SMITH BARNEY INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated March 18, 2002, as Annex D to, and the reference thereto under the captions "The Merger and the Merger Agreement--Opinion of Salomon Smith Barney Inc." and "The Merger and the Merger Agreement--Recommendations of the Grove Board of Directors; Reasons for the Merger" in the Registration Statement on Form S-4 of The Manitowoc Company, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            SALOMON SMITH BARNEY INC.



                                            By /s/ Christopher B. Campbell
                                               ---------------------------------
                                               Managing Director


Chicago, Illinois
April 9, 2002